SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):             May 17, 2004

TUCOWS INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:            (416) 535-0123

Item 9.                    Regulation FD Disclosure.

                At the request of Institutional Shareholder Services (“ISS”), Tucows Inc. (“Tucows”) is filing this Current Report on Form 8-K for the purpose of providing to ISS and other readers additional information about fees that Tucows paid to its independent auditors, KPMG LLP (“KPMG”), reported in its proxy statement for its 2004 Annual Meeting of Shareholders.  The following is information that Tucows provided to ISS:

                Fees Paid to Independent Auditors

                The following table sets forth supplemental information concerning fees billed by KPMG for services rendered to Tucows for the fiscal year ended December 31, 2003:

Audit, Audit-Related and Tax Preparation and Compliance Fees

Audit Fees	$100,149
Audit-Related Fees	—
Tax Fees—Preparation and Compliance	43,089

Total Audit, Audit Related And Tax Preparation and Compliance Fees	$143,238

Other Non-Audit Fees:

Tax Fees—Other Tax Advice	33,009
All Other Fees	29,150

Total—Other Fees	$62,159

Total—Fees	$205,397

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

Date: May 17, 2004	By:	/s/ Elliot Noss
Elliot Noss
President and Chief Executive Officer